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Hemispherx Biopharma, Inc.
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Charles Jones
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HEMISPHERX BIOPHARMA REMINDER REGARDING STOCKHOLDER OPEN HOUSE AT MANUFACTURING AND RESEARCH FACILITY IN NEW JERSEY

Philadelphia, PA, August 19, 2015: As previously announced and provided in the proxy materials, the Management and the Board of Directors of Hemispherx Biopharma (NYSE MKT: HEB) will host a Stockholder Open House at its Manufacturing and Development Center in New Brunswick, New Jersey on August 25, 2015 at 10:00 a.m.

This gives stockholders a chance to see the upgraded facility. The construction phase at the facility was recently completed with more than $8 million in equipment upgrades, such as the new bioreactor systems. We anticipate that these Alferon upgrades will accommodate both a much higher volume production capacity and a far more cost effective manufacturing process for the production of Alferon N Injection®, the only FDA-approved natural alpha interferon. These improvements are critical for marketing a cost effective Alferon. The added efficiency integrates bioreactor with continuous flow manufacturing technology throughout the entire process.  Hemispherx believes that this “state of the art” technology will lead to lower expense, enhanced yields, real-time monitoring, flexibility for tailored batch sizes, and improved operational safety.

The facility also houses the Company’s Ampligen® manufacturing facility and we will tour that as well.

The open house will begin with a brief welcome and presentation by Mr. Equels. Afterwards, the Company’s top manufacturing executives will lead small groups on a guided tour. The facility’s processes are confidential and proprietary. Due to security issues all attendees at the Stockholder Open House must RSVP in advance and provide basic personal information to obtain security clearance. Please contact Charles Jones at (305) 987-7418 or cjones@cjonespr.com. No photography will be allowed to protect the company’s novel proprietary manufacturing processes and advanced applied technologies.

About Hemispherx Biopharma
Hemispherx Biopharma, Inc. is a specialty pharmaceutical company headquartered in Philadelphia, Pennsylvania and engaged in the clinical development of new drug therapies based on natural immune system enhancing technologies for the treatment of viral and immune based disorders. Hemispherx’s flagship products include Alferon N Injection® and the experimental therapeutics Ampligen® and Alferon LDO. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system, including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases including cancers. Because both Ampligen® and Alferon LDO are experimental in nature, they are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®), approved for sale in the U.S. and Argentina. The FDA approval of Alferon N Injection® is limited to the treatment of refractory or recurrent external genital warts in patients 18 years of age or older. The Company’s Alferon N Injection® approval in Argentina includes the use of Alferon N Injection® (under the brand name “Naturaferon”) for use in any patients who fail, or become intolerant to recombinant interferon, including patients with chronic active hepatitis C infection.

The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit www.hemispherx.net.

Disclosure Notice
The information in this press release includes certain "forward-looking” statements including without limitation statements about additional steps which the FDA may require and Hemispherx may take in continuing to seek commercial approval of the Ampligen® NDA for the treatment of Chronic Fatigue Syndrome in the United States. The production of new Alferon API inventory will not commence until the capital improvement and validation phases are complete. While the facility is approved by FDA under the Biological License Application ("BLA”) for Alferon, this status will need to be reaffirmed upon the completion of the facility's enhancements prior to commercial sale of newly produced inventory product. If and when we obtain a reaffirmation of FDA BLA status and have begun production of new Alferon API, we will need FDA approval as to the quality and stability of the final product to allow commercial sales to resume. The final results of these and other ongoing activities could vary materially from Hemispherx’s expectations and could adversely affect the chances for approval of the Ampligen® NDA in the United States and other countries. Any failure to satisfy the FDA regulatory requirements or the requirements of other countries could significantly delay, or preclude outright, approval of the Ampligen® NDA in the United States and other countries. The re-launch of Alferon N as a commercial product cannot commence until all regulatory approvals have been obtained.

Information contained in this news release, other than historical information, should be considered forward-looking and is subject to various risk factors and uncertainties including, but not limited to, general industry conditions and competition; general economic factors; the Company’s ability to adequately fund its projects; the impact of pharmaceutical industry regulation and healthcare legislation in the United States and internationally; trends toward healthcare cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the Company’s ability to accurately predict the future market conditions; manufacturing difficulties or delays; dependence on the effectiveness of the Company’s patents and other protections for products; and the exposure to litigation, including patent litigation, and/or regulatory actions; as well as numerous other factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. The final results of these efforts could vary materially from Hemispherx’s expectations. Finally, the projection of savings above is subject to change based upon operational requirements of the company and the possibility that additional finance and accounting staff may be required to accomplish the Company’s goals and objectives.

Forward-Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “plans,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Hemispherx that any of its plans will be achieved. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond Hemispherx’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Examples of such risks and uncertainties include those set forth in the Disclosure Notice, above, as well as the risks described in Hemispherx’s filings with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Hemispherx undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise revise or update this release to reflect events or circumstances after the date hereof.

Important Information
This press release may be deemed to be a solicitation of a proxy by the Company and its management related to the upcoming annual meeting of the Company’s stockholders scheduled to be held on September 16, 2015 (the “Annual Meeting”). The Company has filed a definitive proxy statement related to the Annual Meeting with the Securities and Exchange Commission (the “SEC”). Company stockholders are advised to read such document, because it contains important information. Stockholders may access such document without charge at the SEC’s web site (www.sec.gov) and on the Company’s website (http://www.hemispherx.net/content/investor/annualmeeting.asp). They also will be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to the Company in writing at Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 500, Philadelphia, Pennsylvania 19103. Information regarding the security ownership and other interests of the Company’s executive officers and directors is included in the Company’s definitive proxy statement.